EXHIBIT 10.4

AMENDMENT NUMBER THREE

TO LEASE BETWEEN

FOURTH AVENUE LLC

AND

NEUROMETRIX, INC.

THIS AMENDMENT made this June 20, 2013 (this “Amendment”) between Fourth Avenue LLC, a Massachusetts limited liability company having offices at One Gateway Center, Newton, Massachusetts (“Landlord”) and NeuroMetrix, Inc., a Massachusetts corporation, with offices located in Waltham, Massachusetts (“Tenant”).

WITNESSETH THAT,

WHEREAS, by Lease dated October 18, 2000, (as may be amended from time to time, the “Lease”), Landlord demised and leased to Tenant approximately 30,000 rentable square feet in Landlord’s single-story office building commonly referred to as 62 Fourth Avenue in Waltham, Massachusetts (the “Building”).

WHEREAS, by an Amendment Number One to Lease dated February 1, 2008 (“Amendment Number One”), the Term was extended through March 31, 2013.

WHEREAS, by an Amendment Number Two to Lease dated June 6, 2012 (“Amendment Number Two”), the Term was extended through March 31, 2014.

WHEREAS, the Landlord and Tenant desire to amend the Lease as follows.

NOW THEREFORE, in consideration of the mutual covenants contained herein, the Landlord and Tenant agree that the Lease shall be and hereby is amended in the following respects:

1.	All capitalized terms not otherwise modified or defined herein shall have the same meanings as are ascribed to them in the Lease. All references in the Lease to the “Lease” or “this Lease” or “the Lease” or “herein” or “hereunder” or similar terms or to any section thereof shall mean the Lease as amended by this Amendment and all prior amendments (or such section thereof as may be applicable).

2.	The definition of the defined term “Term Expiration Date:” in Article 1.0, “REFERENCE DATA” shall be amended to read as follows:

“March 31, 2015”

3.	With respect to the period of time beginning April 1, 2014, the Annual Base Rent shall be in accordance with the following table:

Period	Annual Base Rent:	Monthly Installment:
April 1, 2014 through March 31, 2015	$635,004.00	$ 52,917.00

4.	Within 30 days of execution of this Amendment, Tenant shall provide an amendment to the existing letter of credit or a replacement letter of credit providing for a final expiration date no sooner than as proved for in the lease.

5.	Tenant and Landlord each represent and warrant to each other that, with respect to this Amendment, neither party has directly or indirectly dealt with any broker other than McPherson Corporation to which Landlord agrees to pay a fee of $36,000.00. Tenant and Landlord each agree to save harmless and indemnify the other against any claims for a commission or other fee by any other broker, person or firm with whom the indemnifying party has dealt in connection with this Amendment.

6.	Except as herein amended, all terms, conditions, covenants, agreements and provisions of the Lease shall remain in full force and effect and are hereby ratified and confirmed.

7.	This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Landlord and Tenant each warrant to the other that the person or persons executing this Amendment on its behalf has or have authority to do so and that such execution has fully obligated and bound such party to all terms and provisions of this Amendment.

IN WITNESS WHEREOF the parties have hereunder set their hands and seals on the day and year first written above.

FOURTH AVENUE LLC	NEUROMETRIX, INC.

BY: COMMONWEALTH DEVELOPMENT LLC, MANAGER	By /s/ Thomas T. Higgins
Name: Thomas T. Higgins
By /s/ James A. Magliozzi	Title: CFO, duly authorized
James A. Magliozzi, Manager